As filed with the Securities and Exchange Commission on April 10, 2007
Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

METROPCS COMMUNICATIONS, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	20-0836269 (I.R.S. Employer Identification No.)

8144 Walnut Hill Lane, Suite 800 Dallas, Texas (Address of Principal Executive Offices)	75231-4388 (Zip Code)

METROPCS COMMUNICATIONS, INC. AMENDED AND RESTATED 2004 EQUITY INCENTIVE COMPENSATION PLAN
SECOND AMENDED AND RESTATED 1995 STOCK OPTION PLAN OF METROPCS, INC.
(Full title of the plans)

Roger D. Linquist
Chief Executive Officer
MetroPCS Communications, Inc.
8144 Walnut Hill Lane, Suite 800
Dallas, Texas 75231-4388
(Name and address of agent for service)
(214) 265-2550
(Telephone number, including area code, of agent for service)

CALCULATION OF REGISTRATION FEE

		Proposed maximum	Proposed maximum
	Amount to be	offering price per	aggregate offering	Amount of
Title of securities to be registered	registered (1)	share (2)	price (2)	registration fee (3)
Common Stock, par value $0.0001 per share, to be issued under the MetroPCS Communications, Inc. Amended and Restated 2004 Equity Incentive Compensation Plan (1)	40,480,128	$20	$809,602,560	$24,854.80
Common Stock, par value $0.0001 per share, to be issued under the Second Amended and Restated 1995 Stock Option Plan of MetroPCS, Inc, as amended (1)	9,173,106	$20	$183,462,120	$5,632.29
Rights to purchase Series A Junior Participating Preferred Stock (4)	—	—	—	—
Total	49,653,234	N/A	$993,064,680	$30,487.09

(1)	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), the number of shares of Common Stock registered hereunder includes such indeterminate number of additional shares of the Registrant’s Common Stock as may be offered or issued under the plans to prevent dilution resulting from stock splits, stock dividends and similar transactions.

(2)	Estimated pursuant to Rule 457(h) under the Securities Act solely for the purpose of computing the registration fee and based upon the mid-point of the range of the offering price for the Company’s initial public offering pursuant to its Registration Statement on Form S-1 (Registration No. 333-139793).

(3)	This fee has been calculated pursuant to Section 6(b) of the Securities Act by multiplying the proposed maximum aggregate offering amount by 0.0000307.

(4)	Each share of Common Stock includes one Series A Junior Participating Preferred Stock purchase right pursuant to a rights agreement entered into between the registrant and the rights agent. The Series A Junior Participating Preferred Stock purchase rights will initially be attached to and trade with the shares of Common Stock being registered hereby. The value attributed to such rights, if any, is reflected in the market price of the Common Stock. Accordingly, no separate registration fee is payable with respect thereto.

PART I
INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS
     Note: The documents containing the information concerning the MetroPCS Communications, Inc. Amended and Restated 2004 Equity Incentive Compensation Plan and the Second Amended and Restated 1995 Stock Option Plan of MetroPCS, Inc., as amended (collectively, the “Plans”) required by Item 1 of Form S-8 and the statement of availability of registrant information, plan information and other information required by Item 2 of Form S-8 will be sent or given to employees as specified by Rule 428 under the Securities Act of 1933, as amended (the “Securities Act”). In accordance with Rule 428 and the requirements of Part I of Form S-8, such documents are not being filed with the Securities and Exchange Commission (the “Commission”) either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act. MetroPCS Communications, Inc. (hereinafter referred to as “the Company,” “we,” “our,” “us,” or “its”) will maintain a file of such documents in accordance with the provisions of Rule 428. Upon request, the Company will furnish to the Commission or its staff a copy of any or all of the documents included in such file.
PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3. Incorporation of Documents by Reference.
     The following documents, which the Company has filed with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are incorporated into this Registration Statement by reference and shall be deemed to be a part hereof:
     (1) the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2006, filed with the Commission on March 30, 2007;
     (2) the Company’s Current Reports on Form 8-K filed on March 20, 2007, March 27, 2007 and March 30, 2007; and
     (3) the description of the Company’s Common Stock under the caption “Description of Capital Stock” in the Company’s Registration Statement on Form 10, filed on January 4, 2007, and as thereafter amended from time to time for the purpose of updating, changing or modifying such description.
     In addition, all documents filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold, or which deregisters all securities then remaining unsold, shall be deemed to be incorporated in this Registration Statement by reference and to be a part hereof from the date of filing of such documents.
     Any statement contained in this Registration Statement, in an amendment hereto or in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed amendment or supplement to this Registration Statement or in any document that is incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement. Nothing in this Registration Statement shall be deemed to incorporate information furnished by us but not filed with the Commission pursuant to Items 2.02, 7.01 or 9.01 of Form 8-K.

Item 4. Description of Securities.
     Not applicable.
Item 5. Interests of Named Experts and Counsel.
     Not applicable.
Item 6. Indemnification of Directors and Officers.
     Section 145 of the Delaware General Corporation Law permits a Delaware corporation to indemnify any person who was or is a party or witness or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise. Depending on the character of the proceeding, a corporation may indemnify against expenses, costs and fees (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding if the person indemnified acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. If the person indemnified is not wholly successful in such action, suit or proceeding, but is successful, on the merits or otherwise, in one or more but less than all claims, issues or matters in such proceeding, he or she may be indemnified against expenses actually and reasonably incurred in connection with each successfully resolved claim, issue or matter. In the case of an action or suit by or in the right of the corporation, no indemnification may be made in respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery of the State of Delaware, or the court in which such action or suit was brought, shall determine that, despite the adjudication of liability, such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper. Section 145 provides that, to the extent a director, officer, employee or agent of a corporation has been successful in the defense of any action, suit or proceeding referred to above or in the defense of any claim, issue or manner therein, he or she shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by him or her in connection therewith.
     Our certificate of incorporation provides that we shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding whether civil, criminal, administrative or investigative (other than an action by or in the right of our company) by reason of the fact that he or she is or was our director, officer, employee or agent, or is or was serving at our request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, our best interests, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.
     Our certificate of incorporation also provides that we shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of our company to procure a judgment in its favor by reason of the fact that he or she is or was our director, officer, employee or agent, or is or was serving at our request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by him or her in connection with the defense or settlement of such action or suit if he or she acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, our best interests and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Company unless and only to the extent that the Court of Chancery of the State of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

     Expenses (including attorneys’ fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by us in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by us as authorized in our certificate of incorporation. Such expenses (including attorneys’ fees) incurred by other employees and agents may be so paid upon such terms and conditions, if any, as our board of directors deems appropriate.
     The indemnification and advancement of expenses described above:
•	shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any law, bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in an official capacity and as to action in another capacity while holding such office;

•	shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent; and

•	shall inure to the benefit of the heirs, executors and administrators of such a person.
     Our certificate of incorporation also provides that our directors shall not be personally liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director, except for liability:
•	for any breach of the director’s duty of loyalty to us or our stockholders;

•	for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

•	under Section 174 of the Delaware General Corporation Law; or

•	for any transaction from which the director derived any improper personal benefit.
     Any repeal or modification of the provisions of our certificate of incorporation governing indemnification or limitation of liability shall be prospective only, and shall not adversely affect:
•	any rights or obligations then existing with respect to any state of facts then or theretofore existing or any action, suit or proceeding theretofore or thereafter brought based in whole or in part upon any such state of facts; or

•	any limitation on the personal liability of a director existing at the time of such repeal or modification.
     We have also entered into separate indemnification agreements with each of our directors and executive officers under which we have agreed to indemnify, and to advance expenses to, each director and executive officer to the fullest extent permitted by applicable law with respect to liabilities they may incur in their capacities as directors and officers.
     We maintain director and officer liability insurance to insure each person who was, is, or will be our director or officer against specified losses and wrongful acts of such director or officer in his or her capacity as such, including breaches of duty and trust, neglect, error and misstatement. In accordance with the director and officer insurance policy, each insured party will be entitled to receive advances of specified defense costs.
     Please read “Item 9. Undertakings” for a description of the Commission’s position regarding such indemnification provisions.
Item 7. Exemption from Registration Claimed.
     Not Applicable.

Item 8. Exhibits.

Exhibit Number	Description
4.1	Second Amended and Restated Certificate of Incorporation of MetroPCS Communications, Inc., filed as Exhibit 3.1 to the Company’s Registration Statement on Form 10 (as filed with the SEC on January 4, 2007) and incorporated herein by reference.
4.2	Second Amended and Restated Bylaws of MetroPCS Communications, Inc., filed as Exhibit 3.2 to the Company’s Registration Statement on Form 10 (as filed with the SEC on January 4, 2007) and incorporated herein by reference.
4.3	MetroPCS Communications, Inc. Amended and Restated 2004 Equity Incentive Compensation Plan, filed as Exhibit 10.1(a) to the Company’s Registration Statement on Form S-1 (Registration No. 333-139793) and incorporated herein by reference.
4.4	Second Amended and Restated 1995 Stock Option Plan of MetroPCS, Inc., filed as Exhibit 10.1(b) to the Company’s Registration Statement on Form S-1 (Registration No. 333-139793) and incorporated herein by reference.
4.5	First Amendment to the Second Amended and Restated 1995 Stock Option Plan of MetroPCS, Inc., filed as Exhibit 10.1(c) to the Company’s Registration Statement on Form S-1 (Registration No. 333-139793) and incorporated herein by reference.
4.6	Second Amendment to the Second Amended and Restated 1995 Stock Option Plan of MetroPCS, Inc., filed as Exhibit 10.1(d) to the Company’s Registration Statement on Form S-1 (Registration No. 333-139793) and incorporated herein by reference.
4.7	Second Amended and Restated Stockholders’ Agreement, dated as of August 30, 2005, by and among MetroPCS Communications, Inc. and its stockholders, filed as Exhibit 4.2 to the Company’s Registration Statement on Form 10 (as filed with the SEC on January 4, 2007) and incorporated herein by reference.
4.8	First Amendment to Second Amended and Restated Stockholders’ Agreement, filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K (as filed with the SEC on March 27, 2007) and incorporated herein by reference.
4.9	Rights Agreement, dated as of March 29, 2007, between MetroPCS Communications, Inc. and American Stock Transfer & Trust Company, as Rights Agent, which includes the form of Certificate of Designation of Series A Junior Participating Preferred Stock of MetroPCS Communications, Inc. as Exhibit A, the form of Rights Certificate as Exhibit B and the Summary of Rights as Exhibit C, filed as Exhibit 4.1 to the Company’s Current Report on Form 8-K (as filed with the SEC on March 30, 2007) and incorporated herein by reference.
5.1*	Opinion of Baker Botts L.L.P.
23.1*	Consent of Deloitte & Touche LLP
23.2*	Consent of Baker Botts L.L.P. (included in Exhibit 5.1)
24.1*	Power of Attorney (included on the signature page hereof).

*	Filed herewith.
Item 9. Undertakings.
     (a) The undersigned registrant hereby undertakes:
     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:
     (i) To include any prospectus required by section 10(a)(3) of the Securities Act;
     (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement; and
     (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement; provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.
     (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
     (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to provisions described in Item 6 above or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered hereunder, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on April 10, 2007.

METROPCS COMMUNICATIONS, INC.
By:	/s/ Roger D. Linquist
Roger D. Linquist
President and Chief Executive Officer and Chairman of the Board

POWER OF ATTORNEY
     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby severally constitutes and appoints Roger D. Linquist his true and lawful attorney-in-fact and agent, each with the power of substitution and resubstitution, for him in any and all capacities, to sign any and all amendments to this Registration Statement on Form S-8 (and all further amendments, including post-effective amendments thereto), and to file the same, with accompanying exhibits and other related documents, with the Securities and Exchange Commission, and ratify and confirm all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue of said appointment.
     Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons on behalf of the registrant and in the capacities and on the dates indicated.

/s/ Roger D. Linquist	/s/ J. Braxton Carter

Roger D. Linquist	J. Braxton Carter
President and Chief Executive Officer	Senior Vice President and Chief
and Chairman of the Board	Financial Officer
(Principal Executive Officer)	(Principal Financial Officer)

/s/ Christine B. Kornegay	/s/ Arthur C. Patterson

Christine B. Kornegay	Arthur C. Patterson
Vice President, Controller and Chief Accounting Officer	Director
(Principal Accounting Officer)

/s/ Walker C. Simmons	/s/ John Sculley

Walker C. Simmons	John Sculley
Director	Director

/s/ James F. Wade	/s/ W. Michael Barnes

James F. Wade	W. Michael Barnes
Director	Director

/s/ C. Kevin Landry	/s/ James N. Perry, Jr.

C. Kevin Landry	James N. Perry, Jr.
Director	Director

EXHIBIT INDEX

Exhibit Number	Description
4.1	Second Amended and Restated Certificate of Incorporation of MetroPCS Communications, Inc., filed as Exhibit 3.1 to the Company’s Registration Statement on Form 10 (as filed with the SEC on January 4, 2007) and incorporated herein by reference.
4.2	Second Amended and Restated Bylaws of MetroPCS Communications, Inc., filed as Exhibit 3.2 to the Company’s Registration Statement on Form 10 (as filed with the SEC on January 4, 2007) and incorporated herein by reference.
4.3	MetroPCS Communications, Inc. Amended and Restated 2004 Equity Incentive Compensation Plan, filed as Exhibit 10.1(a) to the Company’s Registration Statement on Form S-1 (Registration No. 333-139793) and incorporated herein by reference.
4.4	Second Amended and Restated 1995 Stock Option Plan of MetroPCS, Inc., filed as Exhibit 10.1(b) to the Company’s Registration Statement on Form S-1 (Registration No. 333-139793) and incorporated herein by reference.
4.5	First Amendment to the Second Amended and Restated 1995 Stock Option Plan of MetroPCS, Inc., filed as Exhibit 10.1(c) to the Company’s Registration Statement on Form S-1 (Registration No. 333-139793) and incorporated herein by reference.
4.6	Second Amendment to the Second Amended and Restated 1995 Stock Option Plan of MetroPCS, Inc., filed as Exhibit 10.1(d) to the Company’s Registration Statement on Form S-1 (Registration No. 333-139793) and incorporated herein by reference.
4.7	Second Amended and Restated Stockholders’ Agreement, dated as of August 30, 2005, by and among MetroPCS Communications, Inc. and its stockholders, filed as Exhibit 4.2 to the Company’s Registration Statement on Form 10 (as filed with the SEC on January 4, 2007) and incorporated herein by reference.
4.8	First Amendment to Second Amended and Restated Stockholders’ Agreement, filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K (as filed with the SEC on March 27, 2007) and incorporated herein by reference.
4.9	Rights Agreement, dated as of March 29, 2007, between MetroPCS Communications, Inc. and American Stock Transfer & Trust Company, as Rights Agent, which includes the form of Certificate of Designation of Series A Junior Participating Preferred Stock of MetroPCS Communications, Inc. as Exhibit A, the form of Rights Certificate as Exhibit B and the Summary of Rights as Exhibit C, filed as Exhibit 4.1 to the Company’s Current Report on Form 8-K (as filed with the SEC on March 30, 2007) and incorporated herein by reference.
5.1*	Opinion of Baker Botts L.L.P.
23.1*	Consent of Deloitte & Touche LLP
23.2*	Consent of Baker Botts L.L.P. (included in Exhibit 5.1)
24.1*	Power of Attorney (included on the signature page hereof).

*	Filed herewith.